UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2013

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 5, 2013, AML Acquisition, Corp. (“AML Acquisition”), an indirect wholly-owned subsidiary of Enstar Group Limited (the “Company”), borrowed the full $111.0 million available under the previously announced Term Facility Agreement with National Australia Bank Limited and Barclays Bank PLC, dated December 21, 2012 (the “SeaBright Facility”), to fund a portion of the merger consideration payable in connection with the merger of AML Acquisition with and into SeaBright Holdings, Inc. (“SeaBright”) as described further under Item 8.01 below.

A description of the material terms of the SeaBright Facility is included in Item 2.03 of the Current Report on Form 8-K that the Company filed on December 28, 2012, and that description is incorporated herein by reference. At closing, SeaBright (as the survivor of the merger) became the borrower under the SeaBright Facility and the facility became secured by a security interest in all of the assets of SeaBright, a pledge of the stock of SeaBright by its sole stockholder, a pledge of the stock of SeaBright Insurance Company, Paladin Managed Care Services, Inc., and PointSure Insurance Services, Inc. (which are wholly-owned subsidiaries of SeaBright), and a security interest in all of the assets of Paladin Managed Care Services, Inc. and PointSure Insurance Services, Inc.

Item 8.01	Other Events.

On February 7, 2013, the Company completed the previously announced merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 27, 2012, by and among the Company, AML Acquisition and SeaBright.

Pursuant to the Merger Agreement, AML Acquisition merged with and into SeaBright (the “Merger”), with SeaBright surviving the Merger as an indirect, wholly-owned subsidiary of the Company. As a result of the Merger, each outstanding share of SeaBright common stock (other than shares held by SeaBright in treasury, which were cancelled upon completion of the Merger) was cancelled and converted into the right to receive $11.11 in cash, without interest. The aggregate purchase price paid by the Company for all equity securities of SeaBright was approximately $252 million.

On February 7, 2013, the Company issued a press release announcing that the Merger had been consummated. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: February 7, 2013	By:	/s/ Richard J. Harris
Richard J. Harris Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 7, 2013.